Exhibit 99

For Release January 8, 2001                Contact:
                                           Richard F. Latour
                                           EVP, COO and CFO
                                           781.890.0177
                                           Fax: 781.890.1368
                                           E-mail: richard.latour@leasecomm.com

    MicroFinancial Inc. Announces the Closing of the Purchase Agreement with
                          Resource Leasing Corporation

WALTHAM, Mass.--(BUSINESS WIRE)--January 8, 2001--MicroFinancial (NYSE:MFI - news) today announced that its wholly owned subsidiary, Leasecomm Corporation, has closed on the previously announced agreement to acquire a major portion of the assets of Resource Leasing Corporation, Herndon, Virginia. As part of the transaction, Leasecomm acquired a major portfolio of rental and lease contracts, the use of the name Resource Leasing, and most of its current employees, including founder and President Chip Nichols.

         MicroFinancial Inc., (NYSE: MFI), headquartered in Waltham, MA, and with additional locations in Woburn, MA, and Newark, CA, is a financial intermediary specializing in leasing and financing for products in the $500 to $10,000 range. The company has been in operation since 1986 and has been profitable each year since 1987. Please visit our Web-Site at http://www.microfinancial.com

Founded in 1985, Resource Leasing Corporation is a leading provider of equipment financing products and related services in the point-of-sale industry.



This release contains forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect the management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. Readers should also carefully review the risk factors described in documents the Company files from time to time with the Securities and Exchange Commission.